Exhibit 10.1

FIRST AMENDMENT
TO THE
RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN

     By authority granted to the undersigned officer of Ruddick Corporation (“Corporation”), this First Amendment to the Ruddick Corporation Director Deferral Plan (“Plan”) is hereby adopted and approved as follows:

WITNESSETH

     WHEREAS, the Corporation sponsors the Plan, which was adopted January 1, 1998 and amended and restated effective January 1, 2008; and

     WHEREAS, the Corporation reserved the right to amend the Plan under Section 6(a) of the Plan; and

     WHEREAS, the Plan provides for the deferral of board meeting fees and annual retainer fees; and

     WHEREAS, the Corporation desires to amend the Plan to allow Participants to defer committee meeting fees earned on or after January 1, 2010.

     NOW, THEREFORE, the following amendment is hereby adopted effective immediately:

1. Section 2, Purpose and Intent, is hereby amended and restated in its entirety as follows:

2. Purpose and Intent:

     Ruddick Corporation (the "Corporation") originally established this Plan effective January 1, 1998 for the purpose of providing the nonemployee members of its Board of Directors with the opportunity to defer payment of all (but not any portion of) the annual retainer fee and/or the regularly-scheduled or duly-called Board of Directors meetings fees payable during a year. The Plan was subsequently amended in 2009 to allow directors to defer committee meeting fees. This Plan (i) allows a participating director to defer all of the director's annual retainer fee, board meeting fees, and committee meeting fees, and (ii) sets forth special provisions for crediting such deferrals in a manner that parallels the performance of the Corporation's common stock. The Plan was amended by resolution of the Board of Directors effective November 18, 2004 to provide for discretionary contributions by the Corporation for each nonemployee member of the Board of Directors. The Plan was amended and restated effective February 16, 2006. The Plan was amended and restated again effective January 1, 2008 to comply with final treasury regulations under Section 409A of the Internal Revenue Code. It is the intent of the Corporation that amounts deferred under the Plan by a director shall not be taxable to the director for income tax purposes until the time actually received by the director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

     This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder, as in effect from time to time. To the extent a provision of the Plan is contrary to or fails to address the requirements of Code Section 409A, the Plan shall be construed and administered as necessary to comply with such requirements to the extent allowed under applicable treasury regulations until this Plan is appropriately amended to comply with such requirements.

2. Section 3(i), Fees, is hereby amended and restated in its entirety as follows:

     (i) "Fees" means (i) the annual retainer fee (the "Annual Retainer Fee"), (ii) any regularly-scheduled or duly-called Board of Directors meeting fees (the "Meetings Fees"), and (iii) any regularly-scheduled or duly-called committee meeting fees earned on or after January 1, 2010 (the "Committee Meeting Fees") payable to a Nonemployee Director under the Corporation's compensation policies for directors in effect from time to time.

3. Section 5(b), Elections to Defer/Contributions, is hereby amended and restated in its entirety as follows:

     (b) Elections to Defer/Contributions. A Nonemployee Director may become a Participant in the Plan by irrevocably electing, on a form provided by the Plan Administrator, to defer all of the Annual Retainer Fee payable to the Nonemployee Director during such Plan Year, the Meetings Fees payable to the Nonemployee Director for all meetings occurring during such Plan Year, and/or the Committee Meeting Fees payable to the Nonemployee Director for all meetings occurring during such Plan Year for Plan Years beginning on or after January 1, 2010. In order to be effective, a Nonemployee Director's written election to defer must be executed and returned prior to the beginning of the Plan Year to which the election relates; provided, however, a Nonemployee Director shall have 30 days following the date he or she first becomes a Nonemployee Director to execute and return his or her initial written election to defer.

     Effective on or about November 18, 2004, the Corporation may make discretionary contributions for the benefit of each Nonemployee Director who holds such position at the time the contribution is approved. Such amount shall be allocated to the Stock Account of each Participant as provided in Section 5(c) below.

     Except as provided above, the Plan shall remain in full force and effect as previously adopted and amended.

     IN WITNESS WHEREOF, this First Amendment to the Plan is adopted this 23rd day of March, 2009.

RUDDICK CORPORATION

By:
John B. Woodlief, Vice President – Finance and
Chief Financial Officer